Exhibit 99.1
Key Words:
Stem Cells
Biotechnology
Contacts:
International Stem Cell Corporation
Kenneth C. Aldrich, Chairman
kaldrich@intlstemcell.com
Jeff Krstich, CEO
jkrstich@intlstemcell.com
760-940-6383
Investor Relations:
Capital Group Communications, Inc.
Abigail Bruce/George Carpenter
abigail@capitalgc.com
george@capitalgc.com
415- 332-7200 Office
415- 332-7201Fax
Media Relations:
The Orbach Company, Inc.
Nevena Orbach
818-904-0500
nevena@orbachco.com
INTERNATIONAL STEM CELL CORPORATION
NAMES EDWARD O. HUNTER, PAUL V. MAIER,
TO BOARD OF DIRECTORS
Oceanside, California, July 23, 2007 — International Stem Cell Corporation (OTCBB: ISCO.OB) (www.internationalstemcell.com), a California-based, early-stage stem cell therapeutics company, announced today that Paul V. Maier and Edward O. Hunter have joined its Board of Directors, effective close of business July 19, 2007.
International Stem Cell Corporation’s focus is on the development of stem cell based treatment of diabetes, liver disease and diseases of the retina, and providing specialized cells and media to others for cell-based research. The company has developed a technology and has created new and unique stem cell lines, called parthenogenetic stem cells, or phESC, using unfertilized human eggs. It maintains corporate and research facilities in Oceanside, California; production and product development in Walkersville, Maryland; and maintains collaboration with a major research facility in Moscow, Russia.

Mr. Hunter brings to International Stem Cell Corporation more than 30 years experience in International Law, Corporate Governance and best practices. An attorney with Robinson & Robinson LLP in Irvine, California since 2002, he currently serves as a director of En Pointe Technologies, Inc. (NASDAQ:ENPT), where he serves on the Audit and Compensation Committees, as well as a non-US private equity funded corporation, Ovex Technologies (Pvt.) Limited. . He has advised or served on numerous private company and nonprofit boards as well.
Mr. Hunter has worked at the SEC in Washington, D.C., was in-house legal counsel from 1974 to 1982 at General Motors Corporation in Detroit, moved to Toyota Motors in Torrance, California from 1982 through 1990, and practiced with the law firm of LeBoeuf, Lamb, Green & MacRae, a large multi-national firm from 1991 through 2000. He earned his JD with honors from The George Washington University National Law Center in Washington, DC, and a BA with honors from the University of Utah.
Mr. Maier brings to ISC over 20 years of experience as a senior executive in biotechnology and pharmaceutical companies. Mr. Maier is currently an independent financial consultant.
Previously, Mr. Maier was Senior Vice President and Chief Financial officer of Ligand Pharmaceuticals, Inc. (NASDAQ: LGND) a commercial stage biopharmaceutical company, a position he held from 1992 to 2007. From 1990 to 1992, Mr. Maier served as Vice President, Finance of DFS West, a division of DFS Group, LP a private multinational retailer. From 1984 to 1990, Mr. Maier was employed by ICN Pharmaceuticals, a pharmaceutical and biotechnology research products company, where he held various executive positions in finance and general management in ICN as well as SPI Pharmaceuticals, a publicly held subsidiary. Mr. Maier has served on the boards of public and private companies. Mr. Maier received an MBA from Harvard Business School and a BS from Pennsylvania State University.
“Mr. Hunter and Mr. Maier bring to International Stem Cell expertise in areas that will help guide our company through growth, including Corporate Governance, international strategy, financing, corporate development, mergers and acquisitions, strategic partnerships, product licensing and commercialization activities,” said Kenneth Aldrich, Chairman. “Both individuals are vital additions to our Board.”
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http://www.b2i.us/irpass.asp?BzID=1468&to=ea&s=0
ABOUT INTERNATIONAL STEM CELL CORPORATION:
International Stem Cell is a biotechnology company currently focused on developing therapeutic and research products. In the area of therapeutic product development, ISCO’s objective is to create an unlimited source of human cells for use in the treatment of several diseases, including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISCO has developed pluripotent human stem cells from unfertilized human eggs, and techniques to cause those stem cells to be “differentiated” into the specific cell types required for transplant. It has developed manufacturing protocols to produce the cells without contamination with animal by-products, a characteristic likely to be important in meeting U.S. Food and Drug Administration requirements. ISCO also provides the specialized cells and growth media needed for therapeutic cell transplantation research to academic and commercial researchers in related fields. For more information, visit the ISCO website at: www.internationalstemcell.com.
FORWARD LOOKING STATEMENT
This news release contains forward-looking statements relating to the business of ISCO and its subsidiary. Investors are cautioned that such forward-looking statements regarding ISCO, its technology, clinical development and potential applications, constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. International Stem Cell Corporation disclaims any intent or obligation to update these forward-looking statements.